Dice Inc.
                                                          tel: (212) 725-6550
Dice Inc.                                                 http://about.dice.com/
--------------------------------------------------------------------------------
For Immediate Release:
July 24, 2002



           DICE INC. posts $213,000 in EBITDA on quarterly revenues of
                                  $8.4 million
                12th Consecutive Quarter of EBITDA Profitability



New York, NY--July 24, 2002--Dice Inc. (Nasdaq: DICE), the leading provider of online recruiting services for technology professionals, today reported results for the quarter ended June 30, 2002.


Quarterly Results
Revenues for the quarter were $8.4 million, a decrease of 7% compared to the $9.1 million recorded in the first quarter of 2002 and of 46% compared to the year ago quarter.



Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $213,000 for the quarter, compared to $143,000 in the first quarter of this year and $2.0 million in the second quarter of 2001. This quarter marks the 12th consecutive quarter of EBITDA profitability for the company's existing business (dice.com and MeasureUp businesses).

Dice Inc. recorded a cash net loss of $(2.4) million, or $(0.22) per share, in the current quarter, excluding amortization of intangibles of $615,000. In the first quarter, the company reported a cash net loss of $(2.3) million, or $(0.21) per share, excluding amortization of intangibles of $712,000. In the second quarter of 2001, the company recorded a cash net loss of $(134,000), or $(0.01) per share, excluding amortization of goodwill and intangibles of $4.2 million.

The revenue decrease compared to the prior quarter and to the second quarter of 2001 reflected the impact of a weak business environment on demand for technology job postings from customers and the cumulative impact of net decreases in the number of customer accounts over the previous year. However, the total subscription customer base declined by 4% in this quarter to approximately 2,800 from approximately 2,900 at March 31, compared to a 19% decline in the year ago quarter and a 3% decline in the March 2002 quarter. The March 2002 quarter generated the smallest quarterly decline experienced both in absolute and percentage terms since March 2001. The new Classified product line, launched in the second half of 2001, has been sold to over 700 customers since January 1.

Dice continued to reduce its cost structure as the difficult business and economic environment persisted, while maintaining its product development and marketing programs targeted to reach new customers and job seekers in a broader array of technology disciplines. Cost of


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revenues and operating expenses (excluding depreciation, amortization and one-time charges) were $733,000 less than in the previous quarter, and $5.3 million less than a year ago, a reduction of 39%.

During the quarter, Dice performed the impairment tests on goodwill and other intangible assets of its individual reporting units required by the new accounting rules relating to goodwill and other intangible assets. The cumulative effect of change in accounting principle was determined to be $6.4 million or $0.59 per share, related to the MeasureUp businesses, and has been recorded in the second quarter of 2002.


Comments from Management
"We see continued evidence of stabilization of demand in our markets," said Scot
W. Melland, President and CEO of Dice Inc. "Customer retention rates remain at the improved levels of last quarter, the job count on Dice is steady, and customer satisfaction remains high. Our expansion into new areas across the technology sector, such as aerospace and biotech, has benefited Dice by bringing us new jobs, broader job seeker skills and new customers."

"Top companies in the technology sector continue to choose Dice to power tech career centers, demonstrating our leadership position in the industry," Melland continued. "Most recently, we were selected to power the job boards for Oracle's OTN Skills Marketplace, the training and certification section of Cisco's website, and OSDN's Slashdot.org -- a leader in Open Source technology."

Michael P. Durney, Senior Vice President and CFO of Dice Inc., commented further, "Our financial performance demonstrates our focus on enhancing operating leverage and managing our business efficiently. This quarter, we reduced our operating costs an additional 8% sequentially and by 39% year over year. Our more than $12 million in cash at the end of the quarter continues to provide the resources to operate the business in an extremely difficult market and to plant the seeds for growth."

"As a further concrete sign of stabilization in our business, during the quarter we experienced customer billings at the same level as revenues recognized for the first time since March 2001, resulting in deferred revenue remaining constant at $5.3 million from March 31 to June 30."

"In April we announced specific actions aimed at increasing stockholder value by negotiating an option to repurchase our debt on potentially favorable terms in the event of a change of control, and by launching an initiative to address our strategic alternatives in this period of rapid industry consolidation," Durney continued. "To date, we have met the milestones required in the option agreements and we continue to actively pursue a full range of strategic alternatives."


Dice.com Customer Wins
Dice attracted over 700 new and returning subscription customers in the current quarter, compared to 800 last quarter and 400 in the fourth quarter of 2001, and continued to improve its customer retention rates, indicating a continuing stabilization in the demand for the company's services.


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New and returning customers during the quarter included DHL Worldwide Express,
Fujitsu Technology, Motorola, USAA, Fluor Corporation, Micron Technology and Charles Schwab. Additionally, customers who renewed long term contracts during the quarter included GlaxoSmithKline, Office Depot and TAC Worldwide.

In the Classified product line, Dice continued to demonstrate success in broadening its awareness among direct employers, with orders booked from a wide range of customers including prominent universities and Fortune 500 companies. The stability of the job count on Dice throughout the first six months of 2002 reflects in part the benefit of reaching new customers through an expansion into broader areas of technology, such as aerospace and biotech, which now account for approximately 5% to 10% of jobs posted on the site.


Business Development and Marketing
During the quarter, Dice announced that it is providing Cisco-related job listings and career tools to the training and certification section of the Cisco website. These career opportunities pages are designed to assist certification holders in finding jobs requiring Cisco certification, identifying resources and learning about others who have successfully used their certification to enhance their professional careers.

In July, Dice also announced that it has developed a private label career center (named OTN Skills Marketplace) for Oracle Corp.'s online developer community - Oracle Technology Network (OTN). The OTN Skills Marketplace, developed using the Dice platform and technology, provides services to Oracle's developer community and is designed to enhance Oracle's value to its network by providing them with targeted job opportunities and career related tools.

Dice now powers job boards for technology professionals on behalf of Oracle, Cisco, IBM, Novell, CNET and, also added in July, OSDN, a leader in Open Source technology.

In May, Dice and the Information Technology Association of America (ITAA) released the results of the first ever ITAA/ Dice Tech Skills Profile. The Tech Skills Profile, compiled from dice.com job listings data, shows that technology remains a strong sector, with hard tech skills, including C++, Oracle, SQL, and Java, remaining in demand. This new information augments the annual ITAA Workforce Study and offers further insight into the key trends in the technology job market, and reflects Dice's leadership role in providing information for the technology hiring community.


MeasureUp
During the quarter, MeasureUp was first-to-market with the release of two Microsoft practice tests for the new .NET certification exams. The newly released practice tests map directly to the new Microsoft exams. Microsoft endorses MeasureUp as a Microsoft Certified Practice Test Provider, which deems MeasureUp as a quality provider of Microsoft Practice Tests. MeasureUp must adhere to strict ethical guidelines, as well as Microsoft objective standards, in order to receive the Microsoft Practice Test Provider title.


Option to Repurchase Convertible Notes and Financial Advisor

On April 3, Dice announced that it has negotiated the right to repurchase $53.02 million face amount (or 74% of the total) of its 7% convertible subordinated notes due January 2005 (the "Notes") from three of its largest noteholders, upon certain change of control events, at prices ranging from 70% to 110% of face value, plus accrued interest through the date of repurchase. The actual repurchase price will depend upon the amount received by the company or its stockholders as a result of the change of control event, increasing to the maximum as proceeds to stockholders increase. The company's repurchase option expires on October 3, 2002, although it may be extended for an additional three months under certain conditions.

In consideration for entering into these agreements, the company paid $1,856,000 in the aggregate to the three holders, which amount, along with advisory and legal costs associated with the transactions, is reflected on the balance sheet in prepaid expenses and other current assets. In addition, the company repurchased $1,766,000 aggregate principal amount of Notes from one of the holders for $1,236,000 in cash, plus accrued interest. The resulting gain of $488,000 (net of the write-off of corresponding deferred financing costs) has been deferred until the exercise of the option or expiration of the option period. As a result of the repurchase transaction, the company's outstanding debt was reduced to $69.4 million and future semi-annual interest payments have been reduced to $2.43 million.




The company also announced that it has retained UBS Warburg as its financial advisor in connection with an exploration of strategic alternatives. The company's Board of Directors has authorized management and its financial advisor to explore strategic alternatives that would maximize shareholder value, including debt restructuring or refinancing, mergers, sales, strategic alliances or other similar strategic alternatives.

Cash Flows


Cash Flow Components                               Quarterly Comparison
(unaudited, $ in thousands)
                                               Q2 02                  Q2 01

EBITDA(1)                                       $   213                 $ 2,024

Payments of accrued restructuring costs              --                  (1,834)
Capital expenditures                               (610)                 (1,791)
Acquisition earn out payments                    (4,000)                 (5,214)
Notes repurchase and option consideration        (3,092)                      --
Working capital and other, net(2)                  (672)                  1,842
Net Change in Cash and Marketable Securities    $(8,161)                $(4,973)


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(1)  EBITDA is calculated by adding back interest, taxes, depreciation and amortization, and restructuring and one-time charges, net, to net income
     (loss) before cumulative effect of change in accounting principle; see full description in the attached Consolidated Statements of Operations.

(2) Includes legal and advisory costs associated with the Notes repurchase option.

Capital expenditures totaled $610,000 for the three months ended June 30, 2002. Substantially all of this amount was related to development of and hardware purchases for the new version of the dice.com website scheduled to be launched in the third quarter of 2002.



Cumulative Effect of Change in Accounting Principle

Second quarter 2002 results reflect Dice's adoption of the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142). Under SFAS 142, goodwill and other intangible assets with indefinite lives are no longer amortized beginning January 1, 2002; new measurement techniques are provided for goodwill and other intangible assets resulting from business combinations.

During the quarter, Dice performed the impairment tests on goodwill and other intangible assets required by SFAS 142, which resulted in a one-time, non-cash charge recorded in the second quarter of 2002 that reduced the carrying value of Dice's goodwill (related to the acquisition of the MeasureUp business units) by approximately $6.4 million or $0.59 per share. This charge reflects the cumulative effect of adopting the accounting change and does not affect Dice's operations or cash flows.



Other Items during the Quarter

During the quarter, the company recorded $156,000 in revenue (attributable to the second half of 2001 and the first quarter of 2002) which resulted from the resolution of a billing issue related to a certification preparation product licensing contract. The quarter's results also included legal expenses associated with a previously disclosed arbitration matter and expenses associated with the termination of a sublease for office space in Boston which had been sublet to a third party; these items were offset by the favorable resolution of outstanding liabilities from the content business. The net benefit from these items was $12,000, which is reflected in general and administrative expenses. During the quarter, the company wrote off a total of $184,000 of capitalized costs related to the development of the Apollo version of the dice.com website, which the company deemed to have no further value based on the progress of launching the Gemini version of the site in the third quarter of 2002. This write-off is included in depreciation expense.

Performance Highlights


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



Selected Performance Data                                                   Quarterly Results
(unaudited, $ in thousands)

                                                     Q2 02         Q1 02          Q4 01          Q3 01         Q2 01


Total revenues                                         $ 8,422       $ 9,085        $10,656        $13,019       $15,522
Dice.com revenues                                      $ 7,355       $ 8,136        $ 9,341        $11,614       $13,988
MeasureUp revenues                                     $ 1,067       $   949        $ 1,315        $ 1,405       $ 1,534
Gross margin                                                90%           90%            89%            91%           91%
Sales & marketing exp. (% of Rev.)                          58%           57%            46%            46%           52%
EBITDA (1)                                             $   213       $   143        $   857        $ 2,027       $ 2,024

Cash balance (end of period)(2)                        $12,700       $20,861        $24,833        $25,215       $31,756
Total subscription customer accounts(3)                  2,800         2,900          3,000          3,900         5,500
Classified accounts sold(4)                                420           400            240            230            --


(1) EBITDA is calculated by adding back interest, taxes, depreciation and amortization, and restructuring and one-time charges, net, to net income
     (loss) before cumulative effect of change in accounting principle; see full description in the attached Consolidated Statements of Operations.

(2)  Includes marketable securities.

(3) Total period-end customer accounts at dice.com, previously reported separately as member and enterprise customer accounts.

(4)  Number of customers purchasing classified job postings during the quarter.


Current Business Outlook

Many external economic indicators have continued to show weakness in the labor markets and corporate spending overall, although some indicators in the labor markets have shown improvement in recent weeks. The months of July and August are traditionally slow for generating new customers, who tend to wait until Labor Day to make recruiting decisions.

Based on the above, Dice currently anticipates that total revenues in the third quarter of 2002 will be approximately $8.0 to $8.1 million, with an EBITDA loss of approximately $(0.1) to $(0.2) million and a cash net loss of approximately $(2.7) to $(2.8) million, or $(0.25) to $(0.26) per share. The cash net loss per share estimate excludes amortization of intangibles. The company's cash balance is anticipated to be approximately $9 to $10 million at the end of September, reflecting the $2.43 million interest payment due in July.

The company intends to provide an update of its views on performance for the remainder of 2002 during mid September 2002, after the seasonally slow summer months in recruitment advertising and the launch of the new dice.com website.


Conference Call Information

Today's earnings conference call at 11:00 a.m. Eastern Time will be webcast live via Dice's Investor Relations website http://about.dice.com (click on "Live Webcast"), PRNewswire


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(http://www.firstcallevents.com/service/ajwz361713349gf12.html), and Street
Events (www.streetevents.com, subscribers only). An audio replay of the call will be available for 30 days at 1-888-286-8010, passcode: 52062, shortly after the call and webcast are completed.


About Dice Inc.
Dice Inc. (Nasdaq: DICE, http://about.dice.com) is the leading provider of online recruiting services for technology professionals. Dice Inc. provides services to hire, train and retain technology professionals through dice.com, the leading online technology-focused job board, as ranked by Media Metrix and IDC, and MeasureUp, a leading provider of assessment and preparation products for technology professional certifications.


Corporate Profile
Dice Inc.'s corporate profile can be viewed by clicking on Investor Relations at http://about.dice.com.

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release is current only as of the date of publication, and Dice Inc. disclaims any obligation to update this information.



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


Company Contact Information                                    Media Contact Information
Michael P. Durney                                              Claudine Cornelis
Senior Vice President, Finance and                             Laura Novak
Chief Financial Officer                                        Morgen-Walke Associates
                                                               tel: 212-850-5600
Constance Melrose
Vice President, Treasury and Investor Relations                Investor Relations Contact Information
                                                               Richard Schineller
Dice Inc.                                                      3rd Millennium
ir@dice.com                                                    rich@3rd-mm.com
tel: 212-725-6550                                              tel: 973-633-0888, ext. 110

                           Financial Tables to Follow


                                    Dice Inc.
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)



                                                                        Three Months Ended                   Six Months Ended
                                                                             June 30,                            June 30,
                                                                  -------------------------------     -----------------------------
                                                                      2002             2001               2002             2001
                                                                  --------------  ---------------     --------------   ------------


 Revenues                                                              $  8,422         $ 15,522          $  17,507       $ 32,622
 Cost of revenues                                                           843            1,321              1,775          2,698
                                                                  --------------  --------------      -------------    ------------
 Gross profit                                                             7,579           14,201             15,732         29,924
                                                                  --------------  --------------      -------------    ------------
 Operating expenses:
        Product development                                                 501            1,294              1,127          2,668
        Sales and marketing                                               4,855            8,141              9,997         17,718
        General and administrative                                        2,010            2,742              4,252          5,376
        Depreciation                                                      1,320              948              2,521          1,736
        Amortization                                                        615            4,223              1,327          8,018
        Restructuring and one-time charges, net                              --               --                 --            270
                                                                  --------------  --------------      -------------    ------------
            Total operating expenses                                      9,301           17,348             19,224         35,786
                                                                  --------------  --------------      -------------    ------------
 Loss from operations                                                    (1,722)          (3,147)            (3,492)        (5,862)
 Interest and other income (expense), net                                (1,300)          (1,210)            (2,514)        (2,191)
                                                                  --------------  --------------      -------------    ------------
 Net loss before cumulative effect of change in accounting
       principle                                                         (3,022)          (4,357)            (6,006)        (8,053)
 Cumulative effect of change in accounting principle                     (6,418)              --             (6,418)            --

                                                                  --------------  --------------      -------------    -------------
 Net loss                                                              $ (9,440)        $ (4,357)         $ (12,424)      $ (8,053)
                                                                  ==============  ===============     ==============   =============

 Net loss per share before cumulative effect of change in
        accounting principle                                           $  (0.28)        $  (0.42)         $   (0.55)      $  (0.77)
 Cumulative effect per share of change in accounting
        principle                                                         (0.59)              --              (0.59)            --
                                                                  --------------  ---------------     --------------   -----------

 Basic and diluted net loss per share                                  $  (0.87)        $  (0.42)         $   (1.14)      $  (0.77)
                                                                  ==============  ===============     ==============   =============

 Weighted average shares of common stock outstanding                     10,892           10,467             10,851         10,448
                                                                  ==============  ===============     ==============   ============


 Supplemental Financial Data:

 EBITDA (1)                                                            $    213         $  2,024          $     356       $  4,162
                                                                  ==============  ===============     ==============   =============

 Cash net income (loss)  (2)                                           $ (2,407)        $   (134)         $  (4,679)      $    235
                                                                  ==============  ===============     ==============   =============

 Cash net income (loss) per share (3)                                  $  (0.22)        $  (0.01)         $   (0.43)      $   0.02
                                                                  ==============  ===============     ==============   =============


1) EBITDA is calculated by adding back interest, taxes, depreciation and amortization, and restructuring and one-time charges, net, to net income
     (loss) before cumulative effect of change in accounting principle. EBITDA should not be considered an alternative to operating income (as determined in accordance with generally accepted accounting principles), as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of the Company's liquidity.



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2)   Cash net income (loss) is calculated by adding back amortization and restructuring and one-time charges, net, to net income (loss) before cumulative effect of change in accounting principle. It is not intended to reflect our actual net income (loss) per share, cash flows from operations or net cash flows, as determined under generally accepted accounting principles and reported in our periodic quarterly filing with the Securities and Exchange Commission.

3)   Cash net income (loss) per share is calculated by dividing cash net income
     (loss) by the weighted average shares of common stock outstanding for the respective periods.


                                    Dice Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                                            June 30,           December 31,
                                                                              2002                2001

                                                                        ------------------  ------------------

ASSETS:
Current assets:
       Cash and cash equivalents                                                 $  9,654            $ 20,225
       Marketable securities                                                        3,046               4,608
                                                                        -----------------   ------------------
             Total cash and marketable securities                                  12,700              24,833

       Accounts receivable, net                                                     2,106               2,708
       Prepaid expenses and other current assets                                    5,814               3,872
                                                                        -----------------   -----------------
             Total current assets                                                  20,620              31,413
Fixed assets, net                                                                   9,225               9,993
Intangible assets, net                                                              3,895               5,222
Goodwill                                                                           16,605              23,023
Restricted cash                                                                     1,057               1,057
Other assets, net                                                                   1,649               2,295
                                                                        -----------------   -----------------
             Total assets                                                        $ 53,051            $ 73,003
                                                                        =================   =================

LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
       Accounts payable and accrued expenses                                     $  4,944            $  6,457
       Accrued interest                                                             2,123               2,178
       Deferred revenue                                                             5,260               5,506
       Amounts due under acquisition agreements                                        --               4,000
       Leases and notes payable                                                       895               1,237
       Deferred gain on repurchase of notes, net                                      488                  --
                                                                        -----------------   -----------------
             Total current liabilities                                             13,710              19,378
Long term debt                                                                     69,434              71,200
Leases payable                                                                        465                 793
Other liabilities                                                                     792                 815
Commitments and contingencies                                                          --                  --



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Total stockholders' (deficit) equity                                              (31,350)            (19,183)
                                                                        ------------------  ------------------

            Total liabilities & stockholders' (deficit) equity                   $ 53,051            $ 73,003
                                                                        ==================  ==================
